Exhibit 99.1

Martha Stewart Living Omnimedia Reports Fourth Quarter and Full Year 2012 Results

NEW YORK, Feb. 26, 2013 /PRNewswire/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the fourth quarter and full year ended December 31, 2012. The Company reported revenue for the fourth quarter and full year of $56.4 million and $197.6 million, respectively.

Dan Taitz, Interim Principal Executive Officer, said, “The Company produced higher Adjusted EBITDA for both the fourth quarter and full-year compared to the respective 2011 periods due to important actions taken to lower our cost structure and align our businesses for the future. Merchandising delivered a strong holiday season and a good year overall with strong revenue growth and improved profit margins. MSLO still has much work to do in 2013 as the Company positions itself to return to sustained profitability.”

Fourth Quarter 2012 Summary

Total revenues were $56.4 million in the fourth quarter of 2012, compared to $61.7 million in the fourth quarter of 2011, due to lower revenues in the publishing and broadcasting segments, partially off-set by higher merchandising revenues.

Total operating income for the fourth quarter of 2012 was $1.4 million, compared with a loss of $(0.04) million in the prior-year period. The fourth quarter of 2012 included $(3.5) million in charges related to the restructuring moves in our media business. The fourth quarter of 2011 included a $(1.3) million restructuring charge related to severance costs and staffing adjustments.

Adjusted EBITDA, which excludes the aforementioned charges, was $6.6 million for the fourth quarter of 2012, compared to $3.3 million in the prior year period.

Basic and diluted net income per share was $0.02 for the fourth quarter of 2012, compared to $0.07 for the fourth quarter of 2011. Net income for the fourth quarter of 2011 benefitted from approximately $4.7 million of other income, primarily reflecting a gain on the sale of the Company’s equity interest in WeddingWire.

Full-Year 2012 Summary

Total revenues were $197.6 million in 2012, compared to $221.4 million in 2011.

Total operating loss for the full-year 2012 was $(56.4) million, compared to an operating loss of $(18.6) million in 2011. Included in 2012 results were restructuring and other non-recurring charges of $(49.1) million, which included a $(44.3) million non-cash impairment charge reflecting the write-down of goodwill related to the Company’s publishing segment. Restructuring and other non-recurring charges in 2011 totaled $(5.1) million.

Adjusted EBITDA, which excludes the aforementioned charges, was $0.5 million for 2012, compared to an adjusted EBITDA loss of $(4.0) million in the prior year.

Net loss per share was $(0.83) for the full-year 2012, compared to a net loss per share of $(0.28) in 2011. Excluding the restructuring and other non-recurring charges, net loss per share was $(0.10) and $(0.19), for 2012 and 2011, respectively.

Fourth Quarter 2012 Results by Segment

Three Months Ended December 31

(unaudited, in thousands)

	2012	2011
REVENUES
Publishing	$35,332	$38,798
Merchandising	16,219	13,130
Broadcasting	4,812	9,766

Total Revenues	$56,363	$61,694

ADJUSTED EBITDA
Publishing	$(663)	$1,676
Merchandising	11,422	8,809
Broadcasting	3,331	(763)
Corporate	(7,502)	(6,455)

Total Adjusted EBITDA	$6,588	$3,267

OPERATING INCOME / (LOSS)
Publishing	$(2,343)	$886
Merchandising	11,330	8,776
Broadcasting	2,953	(1,126)
Corporate	(10,580)	(8,574)

Total Operating Income / (Loss)	$1,360	$(38)

Recent Business Highlights

•	According to comScore data, total unique visitors across MSLO’s websites increased 24% in the quarter compared to the prior-year period.

•

Following the expansion of MSLO’s content business with new video partners Hulu and Hulu Plus and The AOL On Network., online video views ramped up across MarthaStewart.com and partner websites, totaling more than 26 million views in December to over 3 million unique users.

•

Following the success of Martha Stewart’s Cooking School Season 1, one of PBS’ top watched overall shows, Season 2 of Martha Stewart’s Cooking School and Season 1 of Martha Bakes are scheduled to launch in April.

•	On February 19, 2013, Martha Stewart launched a new, daily radio show, Martha Live, exclusively on SiriusXM.

•	MSLO’s latest book, Meatless: More Than 200 of the Very Best Vegetarian Recipes, was published by Clarkson Potter on January 8, 2013 and quickly became a New York Times bestseller.

Publishing

Revenues in the fourth quarter of 2012 were $35.3 million, compared to $38.8 million in the prior year’s fourth quarter, due to lower print and digital advertising revenues as well as lower circulation revenues.

Operating loss was $(2.3) million for the fourth quarter of 2012, which included a $(1.4) million charge related to restructuring moves, compared to operating income of $0.9 million in the prior year’s quarter.

Adjusted EBITDA loss was $(0.7) million in the fourth quarter of 2012, compared to adjusted EBITDA of $1.7 million in the prior year’s quarter.

Merchandising

Revenues increased 23.5% to $16.2 million for the fourth quarter of 2012, as compared to $13.1 million in the prior year’s fourth quarter primarily due to the increase in royalty revenue from Macy’s, design fees from J.C. Penney and revenue from the Martha Stewart Home Office line with Avery.

Operating income was $11.3 million for the fourth quarter of 2012, up from $8.8 million in the fourth quarter of 2011.

Adjusted EBITDA was $11.4 million for the fourth quarter of 2012, up from $8.8 million in the prior year’s fourth quarter.

Broadcasting

Revenue in the fourth quarter of 2012 was $4.8 million, compared to $9.8 million in the fourth quarter of 2011. The overall decline from the prior-year results reflects the absence of live television programming, as the Company concluded The Martha Stewart Show in mid-2012.

Operating income was $3.0 million for the fourth quarter of 2012, compared to an operating loss of $(1.1) million in the fourth quarter of 2011.

Adjusted EBITDA was $3.3 million for the fourth quarter of 2012, compared to an adjusted EBITDA loss of $(0.8) million in the prior year’s fourth quarter.

Corporate

Adjusted EBITDA reflects charges of $(7.5) million in the fourth quarter of 2012 compared to charges of $(6.5) million in the prior year’s quarter. Total Corporate expenses were $(10.6) million, compared to $(8.6) million in the prior year’s fourth quarter. Included in this year’s fourth quarter is approximately $0.8 million in legal expenses related to the Macy’s litigation.

The Company will host a conference call with analysts and investors on February 26, 2013 at 8:30 am EST that will be broadcast live over the Internet at www.marthastewart.com/ir, and an archived version will be available through March 11, 2013.

Use of Non-GAAP Financial Information

In addition to using net income to assess the organization’s overall financial health, Company management uses consolidated net income/(loss) before interest income or expense, taxes, depreciation and amortization, impairment, non-cash equity compensation expense, restructuring charges and other income/(expense) (“Adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers Adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) non-cash impairment charges, which are impacted by macro-economic conditions and do not necessarily reflect operating performance, (v) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the various periods (vi) restructuring charges, which include non-recurring charges such as employee severance and certain professional fees that do not necessarily reflect ongoing operating performance and (vii) other income/(expense) which may include non-operational items.

Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of Adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While Adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. Please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

A limitation of Adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of Adjusted EBITDA is that it does not include non-cash equity compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.

About Martha Stewart Living Omnimedia, Inc.

Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into the following business segments: Publishing, Merchandising and Broadcasting. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.

Forward-Looking Statements

We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, changes to our cost structure, potential opportunities, expected product line changes, future acceptability of our content and our businesses, the success of our strategic initiatives, anticipated growth, including particularly statements with respect to margins, the success of our alliance with J.C. Penney and benefits from aligning our sales and marketing team, and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “position,” “expects,” “intends,” “plans,” “thinks,” “believes,” “estimates,” “potential,” “seem,” “counting” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; the failure of national and/or local economies to improve or renewed deterioration of such economies; our failure to successfully implement our anticipated growth strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; continued high turnover among our employees; a continued softening of the domestic advertising market; our inability to expand our merchandising and licensing programs; changes in consumer reading and purchasing patterns to which our offerings are unable to respond; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; the inability to add to our partnerships or capitalize on existing partnerships; legal actions taken against us; and changes in government regulations affecting the Company’s industries.

Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov/. The Company is under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Martha Stewart Living Omnimedia, Inc.

Consolidated Statements of Operations

Three Months Ended December 31,

(unaudited, in thousands, except share and per share amounts)

	2012	2011
REVENUES
Publishing	$35,332	$38,798
Merchandising	16,219	13,130
Broadcasting	4,812	9,766

Total revenues	56,363	61,694

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	24,470	33,138
Selling and promotion	14,499	14,814
General and administrative	11,512	11,425
Depreciation and amortization	979	1,031
Restructuring charges	3,543	1,324

Total operating costs and expenses	55,003	61,732

OPERATING INCOME / (LOSS)	1,360	(38)
OTHER INCOME / (EXPENSE)
Interest income / (expense), net	144	(218)
Gain on sale of cost-based investment	—	7,647
Other-than-temporary loss on cost-based investments	—	(2,724)

Total other income	144	4,705
INCOME BEFORE INCOME TAXES	1,504	4,667
Income tax provision	(394)	(470)
NET INCOME	$1,110	$4,197

INCOME PER SHARE – BASIC AND DILUTED
Net income—Basic	$0.02	$0.07

Net income—Diluted	$0.02	$0.07

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	67,330,288	59,014,889
Diluted	67,621,961	59,605,829

Martha Stewart Living Omnimedia, Inc.

Consolidated Statements of Operations

Twelve Months Ended December 31,

(in thousands, except share and per share amounts)

	2012 (unaudited)	2011
REVENUES
Publishing	$122,540	$140,857
Merchandising	57,574	48,614
Broadcasting	17,513	31,962

Total revenues	197,627	221,433

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	103,347	127,084
Selling and promotion	52,453	57,208
General and administrative	45,148	46,641
Depreciation and amortization	4,007	3,978
Restructuring charges	4,811	5,116
Goodwill impairment	44,257	—

Total operating costs and expenses	254,023	240,027

OPERATING LOSS	(56,396)	(18,594)
OTHER INCOME / (EXPENSE)
Interest income / (expense), net	836	(283)
Income on equity securities	—	15
Gain on sales of cost-based investments	1,165	7,647
Other-than-temporary loss on cost-based investments	(88)	(2,724)

Total other income	1,913	4,655
LOSS BEFORE INCOME TAXES	(54,483)	(13,939)
Income tax provision	(1,602)	(1,580)
NET LOSS	$(56,085)	$(15,519)

LOSS PER SHARE – BASIC AND DILUTED
Net Loss	$(0.83)	$(0.28)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	67,231,463	55,880,896

Martha Stewart Living Omnimedia, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2012 (unaudited)	December 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$19,925	$38,453
Short-term investments	29,182	11,051
Accounts receivable, net	38,073	48,237
Paper inventory	4,580	7,225
Deferred television production costs	434	—
Other current assets	3,335	4,858

Total current assets	95,529	109,824

PROPERTY AND EQUIPMENT, net	10,738	13,396
GOODWILL, net	850	45,107
OTHER INTANGIBLE ASSETS, net	45,203	45,215
OTHER NONCURRENT ASSETS, net	1,940	2,578

Total assets	$154,260	$216,120

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$12,770	$23,728
Accrued payroll and related costs	9,316	7,008
Current portion of deferred subscription revenue	13,168	16,018
Current portion of other deferred revenue	5,605	5,147

Total current liabilities	40,859	51,901

DEFERRED SUBSCRIPTION REVENUE	4,478	3,975
OTHER DEFERRED REVENUE	1,113	2,333
DEFERRED INCOME TAX LIABILITY	7,117	5,874
OTHER NONCURRENT LIABILITIES	5,177	4,090

Total liabilities	58,744	68,173

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Series A Preferred Stock, 1 share issued and outstanding in 2012 and 2011	—	—
Class A Common Stock, $0.01 par value, 350,000,000 shares authorized: 41,161,289 and 40,893,964 shares issued and outstanding in 2012 and 2011, respectively	412	409
Class B Common Stock, $0.01 par value, 150,000,000 shares authorized: 25,984,625 shares issued and outstanding in 2012 and 2011	260	260
Capital in excess of par value	340,586	336,661
Accumulated deficit	(244,529)	(188,442)
Accumulated other comprehensive loss	(438)	(166)

	96,291	148,722

Less: Class A treasury stock – 59,400 shares at cost	(775)	(775)

Total shareholders’ equity	95,516	147,947

Total liabilities and shareholders’ equity	$154,260	$216,120

Martha Stewart Living Omnimedia, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

Three Months Ended December 31,

(unaudited, in thousands)

The following table presents segment and consolidated financial information, including a reconciliation of net loss, a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile net loss to adjusted EBITDA, non-cash equity compensation, depreciation and amortization, restructuring charges, other income/(expense) and income taxes are added back.

	2012	2011
NET INCOME	$1,110	$4,197
Income tax provision	(394)	(470)
INCOME BEFORE INCOME TAXES	1,504	4,667
OTHER INCOME / (EXPENSE)
Income / (expense), net	144	(218)
Gain on sale of cost-based investment	—	7,647
Other-than-temporary loss on cost-based investments	—	(2,724)

Total other income	144	4,705
OPERATING INCOME / (LOSS)
Publishing	(2,343)	886
Merchandising	11,330	8,776
Broadcasting	2,953	(1,126)
Corporate	(10,580)	(8,574)

Total Operating Income / (Loss)	1,360	(38)

RESTRUCTURING CHARGES
Publishing	1,387	478
Merchandising	—	13
Broadcasting	287	246
Corporate	1,869	587

Total Restructuring Charges	3,543	1,324

DEPRECIATION AND AMORTIZATION	190	230
Publishing	15	8
Merchandising	83	111
Broadcasting	691	682

Corporate
Total Depreciation and Amortization	979	1,031

NON-CASH EQUITY COMPENSATION
Publishing	103	82
Merchandising	77	12
Broadcasting	8	6
Corporate	518	850

Total Non-Cash Equity Compensation	706	950

ADJUSTED EBITDA
Publishing	(663)	1,676
Merchandising	11,422	8,809
Broadcasting	3,331	(763)
Corporate	(7,502)	(6,455)

Adjusted EBITDA	$6,588	$3,267

Martha Stewart Living Omnimedia, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

Twelve Months Ended December 31,

(unaudited, in thousands)

The following table presents segment and consolidated financial information, including a reconciliation of net loss, a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile net loss to adjusted EBITDA, non-cash equity compensation, depreciation and amortization, restructuring charges, non-cash impairment charges, other income/(expense) and income taxes are added back.

	2012	2011
NET LOSS	$(56,085)	$(15,519)
Income tax provision	(1,602)	(1,580)
LOSS BEFORE INCOME TAXES	(54,483)	(13,939)
OTHER INCOME / (EXPENSE)
Interest income / (expense), net	836	(283)
Income on equity securities	—	15
Gain on sales of cost-based investments	1,165	7,647
Other-than-temporary loss on cost-based investments	(88)	(2,724)

Total other income	1,913	4,655
OPERATING (LOSS) / INCOME
Publishing	(62,029)	(6,464)
Merchandising	39,477	29,972
Broadcasting	2,354	(4,740)
Corporate	(36,198)	(37,362)

Total Operating Loss	(56,396)	(18,594)

RESTRUCTURING CHARGES
Publishing	1,971	828
Merchandising	81	13
Broadcasting	816	600
Corporate	1,943	3,675

Total Restructuring Charges	4,811	5,116

GOODWILL IMPAIRMENT	44,257	—

DEPRECIATION AND AMORTIZATION
Publishing	742	774
Merchandising	52	32
Broadcasting	388	470
Corporate	2,825	2,702

Total Depreciation and Amortization	4,007	3,978

NON-CASH EQUITY COMPENSATION
Publishing	587	682
Merchandising	455	224
Broadcasting	50	67
Corporate	2,715	4,523

Total Non-Cash Equity Compensation	3,807	5,496

ADJUSTED EBITDA
Publishing	(14,472)	(4,180)
Merchandising	40,065	30,241
Broadcasting	3,608	(3,603)
Corporate	(28,715)	(26,462)

Adjusted EBITDA	$486	$(4,004)

CONTACT: Katherine Nash, Martha Stewart Living Omnimedia, Inc. Corporate Communications, +1-212-827-8722, knash@marthastewart.com